EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations

Telephone: 712.732.4117

REVISED PRESS RELEASE

META FINANCIAL GROUP, INC. ® INCREASES REPORTED EARNINGS FOR FIRST, SECOND, AND THIRD QUARTERS OF FISCAL YEAR 2007

STORM LAKE, IOWA – (November 16, 2007) Meta Financial Group, Inc. (NASDAQ-Global Market: “CASH”) (the “Company”) reported today that the Audit Committee of its Board of Directors has determined to restate its earnings results for the first three quarters of Fiscal Year 2007.  First, earnings increased for each of the three quarters for fee income which was not properly recognized on a portfolio of prepaid gift cards.  In addition, on November 14, 2007, the Company was informed by its independent accountants that, as a result of their consultation with their regulatory authorities, an additional loan loss provision recorded in the quarter ending December 31, 2006 should be recorded in the previous quarter ending September 30, 2006.  In total, Fiscal Year 2007 year-to-date net income through June 30, 2007 increased by $834,000, or $0.33 per diluted share, from a loss of $239,000, or $0.10 per diluted share, to net income of $595,000, or $0.23 per diluted share.

The following table shows the breakdown of the restatement by quarter.  Dollars are presented in thousands, except per share amounts.

	As Previously Reported		Restated		Change
	Net Income / (Loss)	Diluted EPS	Net Income / (Loss)	Diluted EPS	Net Income	Diluted EPS
For the quarter ended December 31, 2006	$(3,254)	$(1.30)	$(2,704)	$(1.08)	$550	$0.22	(1)
For the quarter ended March 31, 2007	603	0.23	735	0.28	132	0.05
For the quarter ended June 30, 2007	2,412	0.91	2,564	0.96	152	0.05
Year to Date	$(239)	$(0.10)	$595	$0.23	$834	$0.33	(2)

(1) Of the $550 net income change in the quarter ended December 31, 2006, $437, or $0.17 diluted EPS, was related to the provision restatement to the quarter ended September 30, 2006

(2) Quarterly EPS changes do not sum to nine month total due to the inclusion of the dilutive effect of common stock equivalents in the restated nine month EPS calculation.

During the first three quarters of Fiscal Year 2007, maintenance fees were charged to and collected from holders of prepaid gift cards, which were issued through the Company’s network of agent financial institutions.  Due to human error, these fees were not recognized as income in the appropriate periods.  The error was discovered and corrected in September 2007.  Furthermore, procedures have been implemented to prevent such error from reoccurring.

In addition, during the quarter ended December 31, 2006, the Company determined that a material impairment of its assets related to a certain loan had occurred and recorded an additional provision for loan losses.  This action was reflected in a Form 8-K that the Company filed on December 6, 2006.   After further review of the matter by the Company’s independent accountants and such independent accountants’ consultation with their regulatory authorities regarding the nature of the subsequent event that served as the basis for the filing of the aforementioned Form 8-K, the Company was informed on November 14, 2007 by its independent accountants that the additional provision should have been recorded in the quarter ended September 30, 2006 instead of the quarter ended December 31, 2006, and that, therefore, the previously reported first quarter of Fiscal 2007 ended December 31, 2006 should no longer be relied upon.  Accordingly, the Company intends to restate its 2006 annual financial statements as part of its issuance of its 2007 financial statements.

The Audit Committee of the Board of Directors met on November 13 and November 15, 2007, and, in consultation with the Company’s independent accountants, made a determination that the previously issued financial statements for the first three quarters of Fiscal Year 2007 could no longer be relied upon.   The Audit Committee approved the issuance of restated financial statements for the periods in question.  The restatements will be reflected in the Company’s amended quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2006, March 31, 2007, and June 30, 2007, which the Company expects to file promptly.  The Audit Committee also concluded that there was no material impact on the Company’s previous financial statements.

This press release and other important information about the Company are available at www.metacash.com.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid debit card division.  MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market.  Fifteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company, and its wholly-owned subsidiaries, MetaBank, MetaBank WC, and Meta Trust Company® may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release.  These statements include those related to the restatement described above.  Actual events or results may differ materially from the company’s expectations.  Our financial results and the trading price of our securities may be affected as a result of the restatement and any subsequent determinations by governmental or other regulatory bodies as a result of this process.

These forward-looking statements also may include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects:  future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems® division; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users;  the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks involved in the foregoing.

The foregoing list of factors is not exclusive.  Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC.  The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.